SECURITIES & EXCHANGE COMMISSION

                       WASHINGTON, D.C.  20549


                               FORM 8-K

                            CURRENT REPORT



                  Pursuant to Section 13 or 15(d) of
                 the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)        December 15, 1998



Exact Name of Registrant as Specified in Charter:


                    Systems Assurance Corporation


State of Other Jurisdiction of Incorporation:


                               DELAWARE


Commission File Number:  0-011228


IRS Employer Identification Number:     02-0337028


Address and Telephone Number of Principle Executive Offices:

                  4505 SOUTH WASATCH BOULEVARD #330
                     SALT LAKE CITY,   UTAH 84121
                            (801) 359-9300

Item 4.   Changes in Registrant's Certifying Accountants.

BDO Seidman, LLP ("BDO Seidman") was previously the independent accountant for Systems Assurance Corporation On December 15, 1998, the Board of Directors approved the engagement of the firm of Crouch, Bierwolf & Chisholm to replace BDO Seidman which declined to stand for reelection as the Certifying Accountants for the Company.

In connection, with the audit of the previous fiscal years ended October 31, 1997 and 1996, there were no disagreements with BDO Seidman on any matter of accounting principle or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to subject matter of the disagreement, and said firm has not advised the registrant of any reportable events.

The accountant's report of BDO Seidman on the financial statements of Systems Assurance Corporation as of October 31, 1997 and for the year ended did not contain any adverse opinion or disclaimer of opinion, nor were they qualified as to audit scope, or accounting principles.

Item 7.   Exhibits

       Exhibit No.                    Description             Page

            16.1              Letter of Change                 3
                              in Accoutants


                              SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Systems Assurance Corporation


    /s/ Dean H. Becker
        President and Director

Date:     December 16, 1998






                             BDO Seidman






December 16, 1998



Securities & Exchange Commission
Washington, D.C.

Gentlemen:

I have been furnished with a copy of the response to Item 4 of the Form 8-K for the event that occurred on December 15, 1998 filed by our former client, Systems Assurance corporation. I agree with the statements made in response to that item insofar as they relate to my firm.



Sincerely,



/s/ BDO Seidman